Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	THREE PART ADVISORS:
Brian Ketcham	Hala Elsherbini
Senior Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Announces Appointment of Ibrahim Gokcen to Board of Directors

OMAHA, Neb., February 1, 2021—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, announced today that Ibrahim Gokcen has been appointed to its Board of Directors. Mr. Gokcen, 43, is the President & Chief Revenue Officer for Open Insights LLC, a data advisory and services company. Prior to that he was the Senior Vice President and Digital Chief Technology Officer for Schneider Electric from 2018 to 2020. Prior to that, Mr. Gokcen served as the Chief Digital Officer for A. P. Moller Maersk from 2016 to 2018. Mr. Gokcen also previously held senior product, information technology, and research and development leadership roles at General Electric.

Mr. Gokcen currently serves as an independent director for Maersk Tankers and ZeroNorth. Mr. Gokcen has a PhD in Computer Science from Tulane University and has extensive and deep experience in artificial intelligence, machine learning, and the industrial internet of things (IoT), having spent significant time transforming businesses in a number of industries with technology. While currently living in the United States, Mr. Gokcen has held positions in international markets during his career.

Lindsay’s Chairman, Robert Brunner, remarked, “Ibrahim’s solid track record of leading the digital transformation at several world-class industrial companies will provide valuable insight to Lindsay’s Board of Directors and management as we continue to focus on strategic growth.”

Lindsay’s President and Chief Executive Officer Randy Wood added, “I am very pleased to have Ibrahim join our Board. His broad technology and international experiences will help Lindsay continue to grow as a global innovation-based company.”

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic® center pivot and lateral move agricultural irrigation systems and FieldNET® remote irrigation management and scheduling technology, as well as irrigation consulting and design and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.